Exhibit (c)(5) Discussion Materials Project Anchor September 11, 2022 STRICTLY PRIVATE AND CONFIDENTIAL

Executive Summary • Based on guidance from the Special Committee, we have prepared additional sensitivity analyses • The following analyses were prepared based on the same management projections utilized for the presentation provided to the Special Committee on 9/2/22 with the following adjustments: 1. Removal of 4 bareboat charter vessels that may be adversely impacted based on recent developments o Sensitivity analysis reflects removal of 4 bareboat charter vessels from the management projections (data provided by management) as of August 2022 2. Potential increases in projected operating costs based on inflationary pressures o Sensitivity analysis reflects a 100bps increase in operating expenses and SG&A per year to the management projections (100bps was selected for illustrative purposes) as of August 2022 PROJECT ANCHOR PRELIMINARY AND CONFIDENTIAL DRAFT 2

Valuation as Presented to Special Committee on September 2, 2022 Preliminary Anchor Valuation Summary | Consolidated Based on Seaspan and APR Management Forecast as of August 2022, Unless Noted Otherwise (1) Summary Valuation $ / Share, Unless Otherwise Noted (2) Methodology Valuation Implied Share Price ($ / Share) Total Agg. Value ($MM) Rounded to nearest $0.25 Rounded to nearest $25MM Sum-of-the-Parts Basis Low High Unaffected Price: $11.57 Offer Price: $14.45 (3) Discounted Cash Flow Analysis Seaspan Implied Agg. Value Range: $8,885MM - $12,043MM PGR / Terminal 9,475 12,825 $11.75 $23.00 APR Implied Agg. Value Range: $593MM - $780MM Multiple Method Comparable Companies Analysis Seaspan Implied Agg. Value Range: $9,046MM - $10,338MM AV / 2023E EBITDA $12.50 $17.25 9,675 11,075 APR Implied Agg. Value Range: $617MM - $741MM Precedent Transactions Analysis Seaspan Implied Agg. Value Range: $8,405MM - $9,455MM AV / LTM EBITDA $10.00 $14.25 8,950 10,175 APR Implied Agg. Value Range: $553MM - $718MM Consolidated Basis Comparable Companies Analysis Management Case - AV / 2022E EBITDA ($1,098MM): 8.0x - 9.0x AV / 2022E EBITDA 8,775 9,875 $9.25 $13.25 Street Consensus - AV / 2022E EBITDA ($1,115MM): 8.0x - 9.0x AV / 2022E EBITDA $9.75 $13.75 8,925 10,025 Management Case - AV / 2023E EBITDA ($1,416MM): 7.0x - 8.0x AV / 2023E EBITDA 9,900 11,325 $13.25 $18.00 Street Consensus - AV / 2023E EBITDA ($1,248MM): 7.0x - 8.0x AV / 2023E EBITDA 8,725 9,975 $9.25 $13.50 Precedent Transactions Analysis AV / LTM EBITDA ($1,162MM): 8.0x - 9.0x AV / LTM EBITDA 9,300 10,450 $11.00 $15.25 Reference Only (4) Sellside Analyst Price Targets (Undiscounted) $10.50 $21.00 (5) 52-Week Trading Range $10.25 $16.32 $0 $5 $10 $15 $20 $25 $30 Source: Management Forecast as of August 2022, Company Filings, Capital IQ as of August 31, 2022, Broker Reports, Bloomberg Notes: 2. Share price rounded to the nearest $0.25 with exception of 52-Week Trading Range 1. Balance sheet items as of 6/30/2022; net debt includes $5,714MM total debt (excluding operating leases), $401MM cash and 3. Assumes mid-year convention and June 30, 2022 valuation date; Seaspan valuation based on 15.5-year DCF; APR valuation cash equivalents, and $803MM of preferred stock; basic share count of 282MM, 3.1MM RSU, 0.5MM PSUs, 8.0MM outstanding based on 4.5-year DCF options and other dilutive securities as provided by Anchor management on August 19, 2022. Assumes no dilution from 4. Based on 6 brokers as of August 4, 2022 (unaffected date) exchangeable notes from $13.01 to $17.85 due to hedging from associated capped call; for share prices above $17.85, 5. Based on 52-week closing price range assumes additional dilution from exchangeable notes due to net share settlement PROJECT ANCHOR PRELIMINARY AND CONFIDENTIAL DRAFT 3

Illustrative Seaspan Sensitivity Analysis Based on Seaspan and APR Management Forecast as of August 2022, with Updated Seaspan Sensitivities as of September 2022 (1) Scenario Implied Agg. Value Impact ($MM) (2) Input Impacted Downside Base Case Upside Implied Share Price Impact ($/share) Removal of Vessel Count by 188 192 NA ($238) 12/31/2024 4 Vessels ($0.81) Cost Inflation Increase to Cost Inflation 100 bps 0 bps NA ($1,033) per Annum Increase of 100bps ($3.52) Downside Sensitivity Upside Sensitivity Source: Management Forecast as of August 2022, Seaspan Sensitivities as of September 2022 Notes: 1. Balance sheet items as of 6/30/2022; net debt includes $5,714MM total debt (excluding operating leases), $401MM cash and cash equivalents, and $803MM of preferred stock; basic share count of 282MM, 3.1MM RSU, 0.5MM PSUs, 8.0MM outstanding options and other dilutive securities as provided by Anchor management on August 19, 2022. Assumes no dilution from exchangeable notes from $13.01 to $17.85 due to hedging from associated capped call; for share prices above $17.85, assumes additional dilution from exchangeable notes due to net share settlement 2. APR Aggregate Value held constant at the midpoint WACC of 8.9% and midpoint exit multiple of 5.8x PROJECT ANCHOR PRELIMINARY AND CONFIDENTIAL DRAFT 4

Summary of Model Sensitivity Changes Removal of 4 Vessels $MM $MM, December Year End Q3 - Q4 2022E FY2023E FY2024E FY2025E FY2026E FY2027E FY2028E FY2029E FY2030E FY2031E FY2032E FY2033E FY2034E FY2035E FY2036E FY2037E Terminal Revenue 772 1,773 2,259 2,439 2,338 2,313 2,374 2,467 2,520 2,612 2,701 2,803 2,862 2,948 3,023 3,115 3,115 % Growth N.A. 16% 22% 7% (4%) (1%) 3% 4% 2% 4% 3% 4% 2% 3% 2% 3% EBITDA 538 1,292 1,764 1,919 1,821 1,773 1,807 1,874 1,904 1,969 2,039 2,111 2,158 2,236 2,305 2,360 2,360 % Margin 70% 73% 78% 77% 76% 75% 75% 75% 74% 74% 74% 74% 74% 75% 75% 75% 75% Capital Expenditures (1,265) (2,756) (2,181) (493) (720) (696) (754) (807) (987) (913) (1,194) (1,036) (1,376) (1,772) (1,821) (878) (1,500) Unlevered FCF (727) (1,460) (407) 1,432 1,110 1,094 1,057 1,086 942 1,099 902 1,114 843 651 704 1,646 860 (+/-) Change from August Management Case Revenue -- -- (12) (47) (47) (47) (47) (47) (47) (47) (47) (47) (47) (47) (47) (47) (47) EBITDA -- -- (12) (47) (47) (47) (47) (47) (47) (47) (47) (47) (47) (47) (47) (47) (47) Capital Expenditures (45) (45) (317) -- -- -- -- -- -- -- -- -- -- -- -- -- -- Unlevered FCF 45 45 306 (47) (47) (47) (47) (47) (47) (47) (47) (47) (47) (47) (47) (47) (47) Cost Inflation Increase of 100bps $MM $MM, December Year End Q3 - Q4 2022E FY2023E FY2024E FY2025E FY2026E FY2027E FY2028E FY2029E FY2030E FY2031E FY2032E FY2033E FY2034E FY2035E FY2036E FY2037E Terminal Revenue 772 1,773 2,271 2,486 2,385 2,360 2,420 2,514 2,566 2,659 2,748 2,850 2,909 2,995 3,070 3,162 3,162 % Growth N.A. 16% 22% 9% (4%) (1%) 3% 4% 2% 3% 3% 4% 2% 3% 2% 3% EBITDA 537 1,287 1,765 1,949 1,845 1,791 1,819 1,878 1,900 1,956 2,018 2,080 2,117 2,187 2,248 2,289 2,289 % Margin 70% 73% 78% 78% 77% 76% 75% 75% 74% 74% 73% 73% 73% 73% 73% 72% 72% Capital Expenditures (1,311) (2,801) (2,498) (493) (720) (696) (754) (807) (987) (913) (1,194) (1,036) (1,376) (1,772) (1,821) (878) (1,500) Unlevered FCF (773) (1,510) (723) 1,463 1,135 1,114 1,070 1,091 939 1,088 882 1,084 805 603 649 1,579 789 (+/-) Change from August Management Case Revenue -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- EBITDA (1) (5) (11) (17) (22) (29) (36) (43) (51) (60) (68) (79) (87) (96) (104) (118) (118) Capital Expenditures -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- Unlevered FCF (1) (4) (9) (16) (21) (28) (34) (42) (50) (58) (67) (77) (86) (94) (102) (115) (118) Source: Management Forecast as of August 2022, Seaspan Sensitivities as of September 2022 PROJECT ANCHOR PRELIMINARY AND CONFIDENTIAL DRAFT 5

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